POWER OF ATTORNEY

Each undersigned Trustee of FundX Investment Trust (the ''Trust") hereby appoints William McDonnell, Sean McKeon, and Jeff Smith, each an officer of the Trust, each individually with power of substitution or resubstitution, his true and lawful attorneys-in-fact and agents (each, an "Attorney-in-Fact") with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter "Acts"), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (hereafter "SEC") in respect thereof, filing by the Trust of the Registration Statements on Form N-14 relating to the proposed reorganization of the FundX Upgrader Fund and FundX Aggressive Upgrader Fund, each a series of the Trust, into corresponding ETFs, each a series of the Trust, pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings or filings of proxy materials (together "SEC filings"), signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such SEC filings, and the undersigned  does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

Each undersigned Trustee hereby executes this Power of Attorney as of the 17th day of June 2022.

Name	Title

/s/ Jan Gullett
Jan Gullett	Independent Trustee

/s/ Gregg B. Keeling
Gregg B. Keeling	Independent Trustee

/s/ Kimun Lee
Kimun Lee	Independent Trustee

/s/ Janet Brown
Janet Brown	Interested Trustee